McKESSON UPDATES FISCAL 2020 GUIDANCE FOLLOWING COMPLETION OF CHANGE HEALTHCARE SPLIT-OFF

IRVING, Texas, March 17, 2020 - McKesson Corporation (NYSE:MCK) today announced it is updating its adjusted earnings outlook for the fiscal year ending March 31, 2020 to reflect the completion of the company’s exit of its investment in Change Healthcare, as announced on March 10, 2020.

McKesson is updating its previous fiscal 2020 Adjusted Earnings per diluted share guidance range of $14.60 to $14.80 to a new range of $14.67 to $14.87. This updated outlook reflects weighted average shares outstanding used in the calculation of earnings per share of approximately 182 million for the year, updated from the previous assumption of approximately 183 million weighted average shares outstanding for the year. All other underlying key fiscal 2020 assumptions provided in McKesson’s press release on February 4, 2020 are unchanged.

McKesson will host a conference call today, March 17, at 4:30 PM Eastern Time to discuss the completion of the split-off and its financial impact to McKesson. A live audio webcast of the conference call will be available on McKesson’s Investor Relations website at http://investor.mckesson.com. The conference call can also be accessed by dialing 786-815-8297. The password is ‘McKesson’.

Non-GAAP Financial Measures
This press release includes the Non-GAAP financial measure Adjusted Earnings Per Diluted Share. We define Adjusted Earnings as GAAP income/loss from continuing operations, excluding amortization of acquisition-related intangible assets, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments as well as the related income tax effects for each of these items, as applicable.

GAAP refers to the U.S. generally accepted accounting principles. The company does not provide forward-looking guidance on a GAAP basis and McKesson is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure without unreasonable effort, because McKesson cannot reliably forecast LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment and related charges, and other adjustments, which are difficult to predict and estimate. These items are inherently uncertain and depend on various factors, many of which are beyond the company’s control, and as such, any associated estimate and its impact on GAAP performance could vary materially.

Cautionary Statements
The guidance contained in this press release constitutes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those in those statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the Company undertakes no obligation to publicly update forward-looking statements. It is not possible to identify all such risks and uncertainties. We encourage investors to read the important risk factors described in the Risk Factors section of the Company’s Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission. These risk factors include, but are not limited to: changes in the healthcare industry and regulatory environment; fluctuations in foreign currency exchange rates; the impact of the Change Healthcare joint venture on the company’s results of operations; the company’s ability to manage and complete divestitures and distributions; material adverse resolution of pending legal proceedings, including those related to the distribution of controlled substances; public health issues such as infectious disease in the United States or abroad; cyberattack, natural disaster, or malfunction of sophisticated internal computer systems to perform as designed; and the potential inadequacy of insurance to cover property loss or liability claims.

About McKesson Corporation
McKesson Corporation is a global leader in healthcare supply chain management solutions, retail pharmacy, community oncology and specialty care, and healthcare information technology. McKesson partners with pharmaceutical manufacturers, providers, pharmacies, governments and other organizations in healthcare to help provide the right medicines, medical products and healthcare services to the right patients at the right time, safely and cost-effectively. United by our ICARE shared principles, our employees work every day to innovate and deliver opportunities that make our customers and partners more successful - all for the better health of patients. McKesson has been named the “Most Admired Company” in the healthcare wholesaler category by FORTUNE, a “Best Place to Work” by the Human Rights Campaign Foundation, and a top military-friendly company by Military Friendly. For more information, visit www.mckesson.com.

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Contacts:
Holly Weiss, 972-969-9174 (Investors)
Holly.Weiss@McKesson.com
David Matthews, 214-952-0833 (Media)
David.Matthews@McKesson.com